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                                                                    EXHIBIT 2.08


                      AMENDED AND RESTATED MERGER AGREEMENT


         THIS AMENDED AND RESTATED MERGER AGREEMENT ("Agreement") dated May 20, 1998, is made as of September 10, 1997, by and among OFFICE CENTRE CORPORATION, a Delaware corporation ("Buyer"), OFFICE CENTRE RICHMOND, a Virginia corporation and a wholly-owned subsidiary of Buyer ("VA Acquisition"), OFFICE CENTRE RICHMOND, a Delaware corporation and wholly-owned subsidiary of Buyer ("Acquisition"), THE SUPPLY ROOM COMPANIES, INC., a Virginia corporation (the "Company"), YANCEY S. JONES, an individual resident in Virginia ("Y. Jones") and
M. ADDISON JONES, JR. ("M. Jones") (Y. Jones and M. Jones each a "Seller" and, collectively the "Sellers").

                                    RECITALS

         WHEREAS, in September 1997, the parties entered into an agreement the terms of which they desire to amend and restate;

         WHEREAS, Sellers own 93.28% of the issued and outstanding shares of capital stock of the Company;

         WHEREAS, Buyer wishes to substitute and assign the rights of VA Acquisition to OFFICE CENTRE RICHMOND, a Delaware corporation, and a wholly-owned subsidiary of the Buyer;

         WHEREAS, upon consummation of the Merger, Acquisition, as the Surviving Corporation, will be a wholly-owned subsidiary of Buyer;

         WHEREAS, Buyer, Acquisition, the Company and the Sellers wish to set forth the terms and conditions upon which a merger of Company with and into Acquisition will occur and provide for the representations, warranties, agreements, and conditions applicable to the transactions contemplated by this Agreement;

         WHEREAS, the Board of Directors of each of Buyer, Acquisition and the Company deems the merger advisable and in the best interests of each of Buyer, Acquisition and the Company and of their respective shareholders. The Board of Directors of each of Buyer, Acquisition and the Company has adopted resolutions approving this Agreement and the transactions contemplated hereby, and each of the Boards of Directors of Acquisition and the Company have directed that this Agreement be submitted for consideration by the shareholders of Acquisition and the Company.




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                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

         1.       DEFINITIONS

                  For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

                  "APPLICABLE CONTRACT"--any Contract (a) under which Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned, leased or used by it is or may become bound.

                  "BALANCE SHEET"--as defined in Section 3.4.

                  "BEST EFFORTS"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

                  "BREACH"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

                  "BUYER"--as defined in the first paragraph of this Agreement.

                  "CLOSING"--as defined in Section 2.6.

                  "CLOSING DATE"--the date and time as of which the Closing actually takes place.

                  "COMPANY"--as defined in the Recitals of this Agreement.

                  "CONSENT"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

                  "CONTEMPLATED TRANSACTIONS"--all of the transactions contemplated by this Agreement, including:





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                  (a) the merger of Company with and into Acquisition;

                  (b) the execution, delivery, and performance of the Employment Agreements, the Sellers' Releases, and the Escrow Agreement;

                  (c) the performance by Buyer, Company and Sellers of their respective covenants and obligations under this Agreement; and

                  "CONTRACT"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

                  "DAMAGES"--as defined in Section 10.2.

                  "DISCLOSURE LETTER"--the disclosure letter delivered by Sellers and Company to Buyer concurrently with the execution and delivery of this Agreement.

                  "EBITDA"--shall mean the earnings of the Surviving Corporation for such period determined in accordance with generally accepted accounting principles applied on a consistent basis before taking into account interest, income taxes, depreciation and amortization. The Surviving Corporation's EBITDA shall be calculated on a basis similar to that set forth on the attached Schedule A provided, however such number shall be subject to adjustment upward for (i) amounts representing corporate overhead expenses of Buyer and other expenses which Buyer may incur on the Surviving Corporation's behalf in excess of the amounts that the Company would have incurred in the ordinary course of its business; (ii) expenses associated with this transaction; and (iii) expenses associated with acquisitions made by the Company either prior to or after the date hereof. Notwithstanding the foregoing, (x) the EBITDA shall be adjusted to add back decreases, if any, in earnings of the Surviving Corporation directly caused by changes in the Surviving Corporation's business practice as compared to the Company's business practice resulting from the Merger including changes in discounts, rebates and pricing, provided such decreases shall have been dictated by Buyer in order to make such adjustments and (y) the calculation of EBITDA shall not include any loss or gain attributable to the Company's membership interest in Mega Office Furniture, L.L.C.

                  "EMPLOYMENT AGREEMENTS"--as defined in Section 6.2.

                  "ENCUMBRANCE"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

                  "ENVIRONMENT"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and



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wetlands), groundwaters, drinking water supply, stream sediments, ambient air
(including indoor air), plant and animal life, and any other environmental medium or natural resource.

                  "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES"--any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

                  (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

                  (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

                  (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

                  (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

                  The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

                  "ENVIRONMENTAL LAW"--any Legal Requirement that requires or relates to:

                  (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                  (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

                  (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;


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                  (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                  (e) protecting resources, species, or ecological amenities;

                  (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

                  (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention;

                  (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets; or

                  (i) pollution, contamination, protection of the Environment, human health or safety.

                  "ERISA"--the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                  "FACILITIES"--any real property, leaseholds, or other interests currently or formerly owned or operated by Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by Company.

                  "GAAP"--generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4(b) were prepared.

                  "GOVERNMENTAL AUTHORIZATION"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

                  "GOVERNMENTAL BODY"--any:

                  (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign, or other government;





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                  (c) governmental or quasi-governmental authority of any nature
(including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                  (d) multi-national organization or body; or

                  (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

                  "HAZARDOUS ACTIVITY"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company.

                  "HAZARDOUS MATERIALS"--any waste or other substance that is listed, defined, designated, classified or regulated as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

                  "HSR ACT"--the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                  "INTELLECTUAL PROPERTY ASSETS" --as defined in Section 3.22.

                  "IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

                  "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

                  "KNOWLEDGE"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

                  (a) such individual is actually aware of such fact or other matter; or





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                  (b) a prudent individual could be expected to discover or
otherwise become aware of such fact or other matter in the normal course of conducting a Person's business concerning the existence of such fact or other matter.

                  A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, manager, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

                  "LEGAL REQUIREMENT"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

                  "MEGA"--Mega Office Furniture, L.L.C., a Virginia limited liability company.

                  "OCCUPATIONAL SAFETY AND HEALTH LAW"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

                  "ORDER"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

                  "ORDINARY COURSE OF BUSINESS"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                  (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                  (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

                  (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

                  "ORGANIZATIONAL DOCUMENTS"--(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (c) any amendment to any of the foregoing.


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                  "PERSON"--any individual, corporation (including any
non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

                  "PLAN"--as defined in Section 3.13.

                  "PROCEEDING"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

                  "RELATED PERSON"--with respect to a particular individual:

                  (a) each other member of such individual's Family;

                  (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

                  (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                  (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

                  With respect to a specified Person other than an individual:

                  (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                  (b) any Person that holds a Material Interest in such specified Person;

                  (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

                  (d) any Person in which such specified Person holds a Material Interest;

                  (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

                  (f) any Related Person of any individual described in clause
(b) or (c).

                  (g) For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is

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related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 1% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 1% of the outstanding equity securities or equity interests in a Person.

                  "RELEASE"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

                  "REPRESENTATIVE"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

                  "SECURITIES ACT"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                  "SELLERS"--as defined in the first paragraph of this Agreement.

                  "SELLERS' RELEASES"--as defined in Section 6.2.

                  "SHAREHOLDERS"--those individuals listed in Schedule 3.3 hereto. As used herein, the term "Shareholder" shall not include the Buyer.

                  "SUBSIDIARY"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

                  "SURVIVING CORPORATION"--the corporation that survives the merger of Company into Acquisition.

                  "TAX RETURN"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.



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                  "THREAT OF RELEASE"--a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

                  "THREATENED"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

         2. THE MERGER

                  2.1 THE MERGER

                  Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Company shall be merged with Acquisition (the "Merger"). The separate existence and corporate organization of Company shall thereupon cease and the Company and Acquisition shall thereupon be a single corporation. Acquisition shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue its existence under the provisions of the Delaware General Corporation Law.

                  2.2 EFFECTIVE DATE OF THE MERGER

                  On the Closing Date, a certificate of merger (the "Articles of Merger") shall be executed by the Company and Acquisition and shall be filed with the Secretary of State of the State of Virginia. The Merger shall become effective at such time as the Articles of Merger are filed with the State Corporation Commission of the Commonwealth of Virginia, and the Secretary of State of the State of Delaware such time being hereinafter called the "Effective Time."

                  2.3 ARTICLES OF INCORPORATION

                  The Articles of Incorporation of Acquisition as in effect immediately prior to the Effective Time shall be and remain the Articles of Incorporation of the Surviving Corporation from and after the Effective Time until amended as provided by law, except the name shall be changed to The Supply Room Companies, Inc.

                  2.4 BY-LAWS

                  The By-laws of the Company as in effect immediately prior to the Effective Time shall be and remain the By-laws of the Surviving Corporation from and after the Effective Time until amended as provided by law.

                  2.5 DIRECTORS AND OFFICERS

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                  Acquisition and Buyer shall, at Closing, cause Yancey S.
Jones, Robert J. Gillon, Jr. and Richard T. Case to be appointed as directors of the Surviving Corporation. Yancey S. Jones and M. Addison Jones shall serve as the officers of the Surviving Corporation until their successors have been elected or appointed and shall have qualified in accordance with applicable law.

                  2.6 CLOSING

                  The closing of such Merger (the "Closing") shall be effective on the earlier to occur of (i) closing date of Buyer's initial public offering, or (ii) in the event that the shares issued to Buyer pursuant to Section 2.9 have not been repurchased by Company after notice by Buyer to Company of its request for repurchase, nine (9) months from the earlier of (a) the date of such notice or (b) July 31, 1998, or (iii) at such other date as the parties hereto shall agree in writing (the "Closing Date"), and shall be held at the offices of Buyer's counsel at 200 East Las Olas Boulevard, Fort Lauderdale, Florida 33301 at 10:00 a.m. (local time).

                  2.7 CONVERSION OF COMPANY COMMON STOCK

                  (a) At the Effective Time, by virtue of the Merger and without any action on the part of any holder of capital stock of Buyer, Acquisition, Company or Sellers: (i) the shares of Common Stock of Acquisition purchased, issued and outstanding immediately prior to the Effective Time shall be without any action on the part of the holder thereof, the capital stock of the Surviving Corporation and shall represent all the issued and outstanding shares thereof; and (ii) the shares of the Company owned by the Sellers and the Shareholders which represent all the issued and outstanding shares of the Company on the date hereof, and on the Closing shall be converted into and shall become, without further action on the part of the Sellers or the Shareholders, the right of the Shareholders to receive a total of Ten Million Eight Hundred Sixty-Four Thousand Dollars ($10,864,000) in consideration to be paid as follows: (a) the Shareholders, other than Sellers, shall receive Seven Hundred Twenty-Nine Thousand Six Hundred Seventy-Two Dollars ($729,672) by wire transfer or certified check; (b) Two Million Twenty-Six Thousand Eight Hundred and Sixty-Six Dollars ($2,026,866) by wire transfer or certified check to Sellers; and (c) Eight Million One Hundred Seven Thousand Four Hundred Sixty-Two Dollars ($8,107,462) principal amount of restricted Common Stock of Buyer, which number of shares of Common Stock shall be determined by dividing $8,107,462 by the initial public offering price of Buyer's Common Stock (the "IPO Price") to Sellers. The Sellers shall also be entitled to receive on a pro rata basis, consideration having a value, of an amount equal to eight (8) times the difference between $1,234,000 of EBITDA for the twelve (12) month period ended December 31, 1998 (the "Targeted Amount") and EBITDA for such period of $1,500,000. In addition, the Sellers shall also be entitled to receive on a pro rata basis, consideration equal to four (4) times the amount in which the EBITDA for such twelve (12) month period exceeds $1,500,000.


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                  (b) Within 120 calendar days after December 31, 1998, Buyer shall cause its independent auditing firm to deliver to the Sellers a report of EBITDA of the Surviving Corporation for the twelve (12) month period then ended. In the event that the Surviving Corporation produces EBITDA for such twelve (12) month period of at least $1,234,000, as determined by the accountants for Buyer, the Buyer shall deliver to the Shareholders shares and cash based upon 1998 EBITDA of the Surviving Corporation and the formula set forth in this Section
2.7. The amount of the consideration to be received by the Sellers shall be twenty percent (20%) in cash and the remaining eighty percent (80%) in stock. The shares to be received by Sellers shall be valued at the IPO Price. Notwithstanding the foregoing, the consideration to be received shall not be less than the minimum of $500,000 in value provided that the EBITDA of the Surviving Corporation for such period is at least equal to the Targeted Amount.

                  (c) The Buyer shall provide to the Shareholders, their accountants and advisors full access to its books, records (including work papers of its independent and in-house counsel), employees involved in the Surviving Corporation's operations, as well as all of their employees and personnel of the Buyer having knowledge of the Surviving Corporation's operations, and all such persons shall cooperate with the Shareholders and the Shareholders shall cooperate with the Buyer in preparing the end report of EBITDA or investigating the basis of any dispute in connection therewith.

                  (d) The Sellers shall have a period of twenty (20) days after delivery of the EBITDA certificate, to present in writing to Buyer, any objections that the Seller may have to any of the matters set forth in such certificate, which objection shall be set forth in reasonable detail. If no objections are raised within such twenty (20) day period, the certificate shall be deemed accepted and approved by the Sellers. If the Sellers shall raise any objections within the twenty (20) day period, the parties shall attempt to resolve the matter or matters in dispute. If such dispute cannot be resolved with a further period of twenty (20) days, the Sellers shall have the right, at their expense, except as noted below, to submit the dispute to a nationally recognized firm of independent public accountants mutually agreed to by Sellers and Buyer, which firm shall make a final and binding determination as to such matter or matters in dispute. In the event that the EBITDA for such period is greater by more than 5%, Buyer shall bear all fees and expenses in connection with such review.

                  (e) In the event that the Closing occurs as a result of the conditions set forth in Section 2.6(ii), the consideration to be received as a result of the conversion of the Company's Common Stock shall be determined based upon appraisal of both the Buyer and the Company conducted by an appraiser selected by the Buyer and the Sellers, provided, however, that the consideration to be received shall (i) be no less than the value of the consideration to be received by Shareholders in this Section 2.7 and (ii) such appraisal shall consider the "value" of both the Company and the Buyer and its subsidiaries; such valuations to be calculated on the same basis. If the Buyer and Sellers are unable to agree on an appraiser, each shall select an appraiser, and the two appraisers shall select a third appraiser who shall conduct the required appraisal.

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                  2.8 REGISTRATION OF COMMON STOCK

                  (a) If, at any one time beginning one year after the Closing and during the two (2) year period thereafter, the Buyer proposes to prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement covering equity securities of the Buyer (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form), it will give written notice of its intention to do so by registered mail ("Notice") at least twenty (20) days prior to the filing of each such Registration Statement to the Shareholders of the Company. Upon the written request of the Sellers, made within twenty (20) days after receipt of the Notice, the Buyer will include any of the shares in the proposed Registration Statement.

                  (b) Notwithstanding the provisions of this Section 2.8, (i) the Buyer shall have the right at any time after it shall have given written notice pursuant to this Section 2.8 (irrespective of whether any written request for inclusion of the shares shall have already been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof; or (ii) if the Company's managing underwriter of the offering for which a Registration Statement has been filed so requests in writing, the Shares shall not be offered or sold.

                  (c) The Buyer shall pay all costs, fees and expenses in connection with the Registration Statement filed pursuant to this Section 2.8 including, without limitation, the Buyer's legal and accounting fees, printing expenses, and blue sky fees and expenses; provided, however, that the Sellers shall be solely responsible for the fees of any counsel retained by the Sellers in connection with such registration and any transfer taxes or underwriting discounts, commissions or fees applicable to the shares sold by Sellers pursuant thereto.

                  2.9 PURCHASE OF COMMON STOCK PRIOR TO CLOSING

                  Contemporaneously with the execution of this Agreement, Buyer shall purchase shares of Common Stock of Company representing a total of One Thousand Two Hundred Fifty (1,250) shares for a purchase price of (i) Seven Hundred Fifty Thousand Dollars ($750,000) on the date hereof and (ii) an additional Seven Hundred Fifty Thousand Dollars ($750,000) on September 19, 1997. Such shares upon issuance shall be fully paid, non-assessable. Furthermore, such shares shall be subject to repurchase as set forth below.

                  No later than July 31, 1998, Buyer shall notify the Company of its intent to consummate its initial public offering. If such notice is not received by the Company, or such notice shall state that Buyer shall not proceed with such offering, the Company shall have the right to repurchase from Buyer the shares issued pursuant to this Section at a purchase price of One Million Five Hundred Thousand Dollars ($1,500,000) no later than nine (9) months following the earlier to occur of (i) the date of notice or (ii) July 31, 1998.

         3. REPRESENTATIONS AND WARRANTIES OF SELLERS

            Sellers and Company hereby jointly and severally represent and warrant to Buyer and Acquisition the following as of September 10, 1997, except as specifically stated otherwise:

                  3.1 ORGANIZATION AND GOOD STANDING

                  (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

                  (b) Sellers have delivered to Buyer copies of the Organizational Documents of the Company, as currently in effect.

                  3.2 AUTHORITY; NO CONFLICT

                  (a) This Agreement constitutes the legal, valid, and binding obligation of Sellers and Company, enforceable against Sellers and Company in accordance with its terms. Upon the execution and delivery by Sellers of the Escrow Agreement, the Employment Agreement, the Sellers' Releases, (collectively, the "Sellers' Closing Documents") and Company of the Escrow Agreement (the "Company Closing Document"), the Sellers' Closing Documents and Company Closing Document will constitute the legal, valid, and binding obligations of Sellers and Company as the case may be, enforceable against Sellers and Company in accordance with their respective terms. Sellers and Company have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents and Company Closing Document and to perform their obligations under this Agreement and the Sellers' Closing Documents and Company Closing Document.

                  (b) Except as set forth in Part 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                      (i) contravene, conflict with, or result in a violation of
(A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the stockholders of the Company;

                  (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any Seller, or any of the assets owned or used by the Company, may be subject;

                  (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

                  (iv) cause Buyer or the Company to become subject to, or to become liable for the payment of, any Tax;

                  (v) cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

                  (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

                  (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

                  Except as set forth in Part 3.2 of the Disclosure Letter, no Seller or the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

                  (c) Sellers are acquiring the Buyer's Common Stock for their own account and not with a view to their distribution within the meaning of
Section 2(11) of the Securities Act. Each Seller is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act. Each Seller acknowledges that each certificate representing Buyer's Common Stock acquired pursuant to the transactions contemplated hereby shall bear restrictive legend, set forth below, and each Seller further acknowledges that each Seller shall be subject to such "lock-up" restriction as imposed by the Buyer's underwriter or any entity regulating the issuance of the Buyer's Common Stock in its initial public offering.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR

         OTHERWISE DISTRIBUTED WITHOUT ONE OF THE FOLLOWING: (i) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT, OR (ii) AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION, THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION.

                  (d) Shareholders have approved the Merger Agreement.

                  3.3 CAPITALIZATION

                  The authorized equity securities of the Company consist of 15,000 shares of common stock, no par value per share, of which 10,000 shares are issued and outstanding and constitute the Shares. The Shareholders are and will be on the Closing Date the record and beneficial owners and holders of the shares listed on Schedule 3.3 hereto, free and clear of all Encumbrances. All of the outstanding securities of the Company are owned of record and beneficially by the persons listed on Schedule 3.3. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company, including the shares of Common Stock to be issued pursuant to Section
2.9 hereof have been duly authorized and are or will be upon issuance validly issued and fully paid and nonassessable. Except as set forth in Schedule 3.3, there are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own, or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

                  3.4 FINANCIAL STATEMENTS

                  Sellers have delivered to Buyer: an audited consolidated balance sheets of the Company as at December 31, 1997, (including the notes thereto, the "Balance Sheet") (b) a balance sheet in each of the years September 30, 1993 through September 30, 1996, and the related audited consolidated statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, together with the report thereon of Mitchell Wiggins & Co. independent certified public accountants (the "Financial Statements"). Such Financial Statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. No financial statements of any Person other than the Company are required by GAAP to be included in the consolidated financial statements of the Company.

                  3.5 BOOKS AND RECORDS

                  The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (regardless of whether or not the Company is subject to that Section), including the maintenance of an adequate system of internal controls. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

                  3.6 TITLE TO PROPERTIES; ENCUMBRANCES

                  Part 3.6 of the Disclosure Letter contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by the Company. Sellers have delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which the Company acquired such real property and interests and such instruments are true, complete and accurate, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Sellers or the Acquired Companies and relating to such property or interests. The Company owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities owned or operated by the Company or reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 3.6 of the Disclosure Letter and personal property sold since the date of the Balance Sheet in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Part 3.6 of the Disclosure Letter. All material properties and assets reflected in the Balance Sheet are free and clear of all Encumbrances; and the Company has good and marketable title thereto and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists,

(c) liens for current taxes not yet due, and (d) with respect to real property,
(i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plants, and structures owned by the Company lie wholly within the boundaries of the real property owned by the Company and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

                  3.7 CONDITION AND SUFFICIENCY OF ASSETS

                  The buildings, plants, structures, and equipment of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Company are sufficient for the continued conduct of the Company's business after the Closing in substantially the same manner as conducted prior to the Closing.

                  3.8 ACCOUNTS RECEIVABLE

                  All accounts receivable of the Company that are reflected on the Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part
3.8 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Financial Statements, which list sets forth the aging of such Accounts Receivable.

                  3.9 INVENTORY

                  All inventory of the Company, whether or not reflected in the Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, which in no event exceeds $50,000, all of which have been written off or written down to net realizable value in the Balance Sheet or on the accounting records of the Company as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a "fifo" basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

                  3.10 NO UNDISCLOSED LIABILITIES

                  Except as set forth in Part 3.10 of the Disclosure Letter, the Company has no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

                  3.11 TAXES

                  (a) The Company has filed or caused to be filed (on a timely basis since December 31, 1993) all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Sellers have delivered to Buyer copies of, and Part 3.11 of the Disclosure Letter contains a complete and accurate list of, all such Tax Returns filed since December 31, 1993. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or the Company, except such Taxes, if any, as are listed in Part 3.11 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet.

                  (b) The United States federal and state income Tax Returns of the Company subject to such Taxes have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through 1993. Part 3.11 of the Disclosure Letter contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Part 3.11 of the Disclosure Letter, are being contested in good faith by appropriate proceedings. Part 3.11 of the Disclosure Letter describes all adjustments to the United States federal income Tax Returns filed by the Company or any group of corporations including the Company for all taxable years since December 31, 1993, and the resulting deficiencies proposed by the IRS. Except as described in Part 3.11 of the Disclosure Letter, the Company has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

                  (c) The charges, accruals, and reserves with respect to Taxes on the respective books of the Company are adequate (determined in accordance with GAAP) and are at least equal to the Company's liability for Taxes. There exists no proposed tax assessment against the Company except as disclosed in the Balance Sheet or in Part 3.11 of the Disclosure Letter. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                  (d) All Tax Returns filed by (or that include on a consolidated basis) the Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.

                  3.12 NO MATERIAL ADVERSE CHANGE

                  Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

                  3.13 EMPLOYEE BENEFITS

                  (a) As used in this Section 3.13, the following terms have the meanings set forth below.

                  "COMPANY OTHER BENEFIT OBLIGATION" means an Other Benefit Obligation owed, adopted, or followed by an Acquired Company or an ERISA Affiliate of the Company.

                  "COMPANY PLAN" means all Plans of which the Company or an ERISA Affiliate of the Company is or was a Plan Sponsor, or to which the Company or an ERISA Affiliate of the Company otherwise contributes or has contributed, or in which the Company or an ERISA Affiliate of the Company otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.

                  "COMPANY VEBA" means a VEBA whose members include employees of the Company or any ERISA Affiliate of the Company.

                  "ERISA AFFILIATE" means, with respect to the Company, any other person that, together with the Company, would be treated as a single employer under IRC ss. 414.

                  "MULTI-EMPLOYER PLAN" has the meaning given in ERISA ss. 3(37)(A).

                  "OTHER BENEFIT OBLIGATIONS" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC ss. 132.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "PENSION PLAN" has the meaning given in ERISA ss. 3(2)(A).

                  "PLAN" has the meaning given in ERISA ss. 3(3).

                  "PLAN SPONSOR" has the meaning given in ERISA ss. 3(16)(B).

                  "QUALIFIED PLAN" means any Plan that meets or purports to meet the requirements of IRC ss. 401(a).

                  "TITLE IV PLANS" means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. ss. 1301 et seq., other than Multi-Employer Plans.

                  "VEBA" means a voluntary employees' beneficiary association under IRC ss. 501(c)(9).

                  "WELFARE PLAN" has the meaning given in ERISA ss. 3(1).

                  (b) (i) Part 3.13(i) of the Disclosure Letter contains a complete and accurate list of all Company Plans, Company Other Benefit Obligations, and Company VEBAs, and identifies as such all Company Plans that are (A) defined benefit Pension Plans, (B) Qualified Plans, (C) Title IV Plans, or (D) Multi-Employer Plans.

                      (ii) Part 3.13(ii) of the Disclosure Letter contains a complete and accurate list of (A) all ERISA Affiliates of the Company, and (B) all Plans of which any such ERISA Affiliate is or was a Plan Sponsor, in which any such ERISA Affiliate participates or has participated, or to which any such ERISA Affiliate contributes or has contributed.

                      (iii) Part 3.13(iii) of the Disclosure Letter sets forth, for each Multi-Employer Plan, as of its last valuation date, the amount of potential withdrawal liability of the Company and the Company's other ERISA Affiliates, calculated according to information made available pursuant to ERISA ss. 4221(e).

                      (iv) Part 3.13(iv) of the Disclosure Letter sets forth a calculation of the liability of the Company for post-retirement benefits other than pensions, made in accordance with Financial Accounting Statement 106 of the Financial Accounting Standards Board, regardless of whether the Company is required by this Statement to disclose such information.

                      (v) Part 3.13(v) of the Disclosure Letter sets forth the financial cost of all obligations owed under any Company Plan or Company Other Benefit Obligation that is not subject to the disclosure and reporting requirements of ERISA.

                  (c) Sellers have delivered to Buyer

                      (i) all documents that set forth the terms of the Company Plan, Company Other Benefit Obligation, or Company VEBA and of any related trust, including (A) all plan descriptions and summary plan descriptions of Company Plans for which Sellers or the Company are required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans, Company Other Benefit Obligations, and Company VEBAs for which a plan description or summary plan description is not required;

                      (ii) all personnel, payroll, and employment manuals and policies;

                      (iii) all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by the Company and the ERISA Affiliates of the Company, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities;

                      (iv) a written description of any Company Plan or Company Other Benefit Obligation that is not otherwise in writing;

                      (v) all registration statements filed with respect to any Company Plan;

                      (vi) all insurance policies purchased by or to provide benefits under any Company Plan;

                      (vii) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Company Plan, Company Other Benefit Obligation, or Company VEBA;

                      (viii) all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan, Company Other Benefit Obligation, or Company VEBA;

                      (ix) all notifications to employees of their rights under ERISA ss. 601 et seq. and IRC ss. 4980B;

                      (x) the Form 5500 filed in each of the most recent three plan years with respect to each Company Plan, including all schedules thereto and the opinions of independent accountants;

                      (xi) all notices that were given by the Company or any ERISA Affiliate of the Company or any Company Plan to the IRS, the PBGC, or any participant or beneficiary, pursuant to statute, within the three years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 3.13;

                      (xii) all notices that were given by the IRS, the PBGC, or the Department of Labor to the Company, any ERISA Affiliate of the Company, or any Company Plan within the three years preceding the date of this Agreement;

                      (xiii) with respect to Qualified Plans and VEBAs, the most recent determination letter for each Plan of the Company that is a Qualified Plan; and

                      (xiv) with respect to Title IV Plans, the Form PBGC-1 filed for each of the three most recent plan years.

                  (d) Except as set forth in Part 3.13(vi) of the Disclosure
Letter:

                      (i) The Company has performed all of its respective obligations under all Company Plans, Company Other Benefit Obligations, and Company VEBAs. The Company has made appropriate entries in its financial records and statements for all obligations and liabilities under such Plans, VEBAs, and Obligations that have accrued but are not due.

                      (ii) No statement, either written or oral, has been made by the Company to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have an adverse economic consequence to the Company or to Buyer.

                      (iii) The Company, with respect to all Company Plans, Company Other Benefits Obligations, and Company VEBAs, are, and each Company Plan, Company Other Benefit Obligation, and Company VEBA is, in full compliance with ERISA, the IRC, and other applicable Laws including the provisions of such Laws expressly mentioned in this Section 3.13, and with any applicable collective bargaining agreement.

                            (A) No transaction prohibited by ERISA ss. 406 and
no "prohibited transaction" under IRC ss. 4975(c) have occurred with respect to any Company Plan.

                            (B) No Seller or the Company has any liability to
the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the IRC.

                            (C) No Seller or the Company has any liability to
the PBGC with respect to any Plan or has any liability under ERISA ss. 502 or ss. 4071.

                            (D) All filings required by ERISA and the IRC as to
each Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

                           (E) All contributions and payments made or accrued
with respect to all Company Plans, Company Other Benefit Obligations, and Company VEBAs are deductible under IRC ss. 162 or ss. 404. No amount, or any asset of any Company Plan or Company VEBA, is subject to tax as unrelated business taxable income.

                      (iv) Each Company Plan can be terminated within thirty days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan.

                      (v) Since September 8, 1996, there has been no establishment or amendment of any Company Plan, Company VEBA, or Company Other Benefit Obligation.

                      (vi) No event has occurred or circumstance exists that could result in a material increase in premium costs of Company Plans and Company Other Benefit Obligations that are insured, or a material increase in benefit costs of such Plans and Obligations that are self-insured.

                      (vii) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Company Plan, Company Other Benefit Obligation, or Company VEBA is pending or, to Sellers' Knowledge, is Threatened.

                      (viii) No Company Plan is a stock bonus, pension, or profit- sharing plan within the meaning of IRC ss. 401(a).

                      (ix) Each Qualified Plan of the Company is qualified in form and operation under IRC ss. 401(a); each trust for each such Plan is exempt from federal income tax under IRC ss. 501(a). Each Company VEBA is exempt from federal income tax. No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust.

                      (x) The Company and each ERISA Affiliate of the Company has met the minimum funding standard, and has made all contributions required, under ERISA ss. 302 and IRC ss. 402.

                      (xi) No Company Plan is subject to Title IV of ERISA.

                      (xii) The Company has paid all amounts due to the PBGC pursuant to ERISA ss. 4007.

                      (xiii) The Company or any ERISA Affiliate of the Company has not ceased operations at any facility or has withdrawn from any Title IV Plan in a manner that would subject to any entity or Sellers to liability under ERISA ss. 4062(e), ss. 4063, or ss. 4064.

                      (xiv) The Company or any ERISA Affiliate of the Company has not filed a notice of intent to terminate any Plan or has adopted any amendment to treat a Plan as terminated. The PBGC has not instituted proceedings to treat any Company Plan as terminated. No event has occurred or circumstance exists that may constitute grounds under ERISA ss. 4042 for the termination of, or the appointment of a trustee to administer, any Company Plan.

                      (xv) No amendment has been made, or is reasonably expected to be made, to any Plan that has required or could require the provision of security under ERISA ss. 307 or IRC ss. 401(a)(29).

                      (xvi) No accumulated funding deficiency, whether or not waived, exists with respect to any Company Plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan.

                     (xvii) The actuarial report for each Pension Plan of the Company and each ERISA Affiliate of the Company fairly presents the financial condition and the results of operations of each such Plan in accordance with GAAP.

                     (xviii) Since the last valuation date for each Pension Plan of the Company and each ERISA Affiliate of the Company, no event has occurred or circumstance exists that would increase the amount of benefits under any such Plan or that would cause the excess of Plan assets over benefit liabilities (as defined in ERISA ss. 4001) to decrease, or the amount by which benefit liabilities exceed assets to increase.

                      (xix) No reportable event (as defined in ERISA ss. 4043 and in regulations issued thereunder) has occurred.

                      (xx) No Seller or the Company has knowledge of any facts or circumstances that may give rise to any liability of any Seller, the Company, or Buyer to the PBGC under Title IV of ERISA.

                      (xxi) The Company or any ERISA Affiliate of the Company has not established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any Multi-Employer Plan.

                      (xxii) Neither the Company or any ERISA Affiliate of the Company has not withdrawn from any Multi-Employer Plan with respect to which there is any outstanding liability as of the date of this Agreement. No event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the participation, termination, reorganization, or insolvency of, any Multi-Employer Plan that could result in any liability of the Company or Buyer to a Multi-Employer Plan.

                      (xxiii) Neither the Company or any ERISA Affiliate of the Company has not received notice from any Multi-Employer Plan that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such Plan intends to terminate or has terminated.

                      (xxiv) No Multi-Employer Plan to which the Company or any ERISA Affiliate of the Company contributes or has contributed is a party to any pending merger or asset or liability transfer or is subject to any proceeding brought by the PBGC.

                      (xxv) Except to the extent required under ERISA ss. 601 et seq. and IRC ss. 4980B, the Company provides no health or welfare benefits for any retired or former employee or is obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

                      (xxvi) The Company has the right to modify and terminate benefits to retirees (other than pensions) with respect to both retired and active employees.

                      (xxii) Sellers and the Company have complied with the provisions of ERISA ss. 601 et seq. and IRC ss. 4980B.

                      (xxviii) No payment that is owed or may become due to any director, officer, employee, or agent of the Company will be non-deductible to the Company or subject to tax under IRC ss. 280G or ss. 4999; nor will the Company be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

                      (xxiv) The consummation of the Contemplated Transactions will not result in the payment, vesting, or acceleration of any benefit.

                  3.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

                       (a) Except as set forth in Part 3.14 of the Disclosure
Letter:

                           (i) the Company is, and at all times, has been, in
material compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                           (ii) no event has occurred or circumstance exists
that (with or without notice or lapse of time) (A) may constitute or result in a material violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                           (iii) the Company has not received, at any time, any
notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                        (b) Part 3.14 of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company (all of which authorizations have been delivered to Buyer). Each Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter is valid and in full force and effect. Except as set forth in Part 3.14 of the Disclosure Letter:

                            (i) the Company is, and at all times has been, in
full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.14 of the Disclosure Letter;

                            (ii) no event has occurred or circumstance exists
that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in
Part 3.14 of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter;

                            (iii) the Company has not received any notice or
other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                            (iv) all applications required to have been filed
for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.14 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

                  The Governmental Authorizations listed in Part 3.14 of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Company to own and use their assets in the manner in which they currently own and use such assets.

                  3.15 LEGAL PROCEEDINGS; ORDERS

                       (a) Except as set forth in Part 3.15 of the Disclosure Letter, there is no pending Proceeding:

                           (i) that has been commenced by or against the Company
or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or

                           (ii) that challenges, or that may have the effect of
preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

                                To the Knowledge of Sellers and the Company,
(1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Sellers have delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3.15 of the Disclosure Letter. The Proceedings listed in Part
3.15 of the Disclosure Letter will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Company.

                       (b) Except as set forth in Part 3.15 of the Disclosure
Letter:

                                (i) there is no Order to which the Company, or
any of the assets owned or used by the Company, is subject;

                                (ii) Sellers are not subject to any Order that
relates to the business of, or any of the assets owned or used by, the Company; and

                                (iii) no officer, director, agent, or employee
of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of Company.

                       (c) Except as set forth in Part 3.15 of the Disclosure
Letter:

                                (i) the Company is, and at all times has been,
in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                                (ii) no event has occurred or circumstance
exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject; and

                                (iii) the Company has not received any notice
or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

                  3.16 ABSENCE OF CERTAIN CHANGES AND EVENTS

                  Except as set forth in Part 3.16 of the Disclosure Letter, since the date of the Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

                       (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                       (b) amendment to the Organizational Documents of the Company;

                       (c) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director or officer, except in the Ordinary Course of Business. As used in this Section 3.16(c), the term "Ordinary Course of Business" shall include the payment of salary, bonus or other compensation, based on profits earned by the Company through the date of payment, consistent with past practices.

                       (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

                       (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Acquired Companies, taken as a whole;

                       (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $15,000.

                       (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

                       (h) cancellation or waiver of any claims or rights with a value to the Company in excess of $15,000;

                       (i) material change in the accounting methods used by the Company; or

                       (j) agreement, whether oral or written, by the Company to do any of the foregoing.

                  3.17 CONTRACTS; NO DEFAULTS

                      (a) Part 3.17(a) of the Disclosure Letter contains a complete and accurate list, and Sellers have delivered to Buyer true and complete copies, of:

                          (i) each Applicable Contract that involves performance
of services or delivery of goods or materials to the Company of an amount or value in excess of $15,000 not in the Ordinary Course of Business;

                          (ii) each Applicable Contract that was not entered
into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $15,000;

                          (iii) each lease, rental or occupancy agreement,
license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $15,000 and with terms of less than one year);

                          (iv) each licensing agreement or other Applicable
Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                          (v) each collective bargaining agreement and other
Applicable Contract to or with any labor union or other employee representative of a group of employees;

                          (vi) each joint venture, partnership, and other
Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

                          (vii) each Applicable Contract containing covenants
that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

                          (viii) each Applicable Contract providing for
payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                          (ix) each power of attorney that is currently
effective and outstanding;

                          (x) each Applicable Contract entered into other
than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

                          (xi) each Applicable Contract for capital
expenditures in excess of $15,000;

                         (xii) each written warranty, guaranty, indemnity, and
or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business;

                        (xiii) each Contract for indebtedness involving aggregate payments of more than $10,000; and

                        (xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

                              Part 3.17(a) of the Disclosure Letter sets forth
reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of the Company under the Contracts, and the Company's office where details relating to the Contracts are located.

                        (b) Except as set forth in Part 3.17(b) of the Disclosure Letter:

                            (i) no Seller (and no Related Person of any Seller)
has or may acquire any rights under, and no Seller has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company; and

                            (ii) no officer, director, agent, employee,
consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

                        (c) Except as set forth in Part 3.17(c) of the Disclosure Letter, each Contract identified or required to be identified in Part 3.17(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

                        (d) Except as set forth in Part 3.17(d) of the Disclosure Letter:

                            (i) the Company is, and at all times has been, in
material compliance with all applicable terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound;

                            (ii) to the Knowledge of the Sellers and the
Company, each other Person that has or had any obligation or liability under any Contract under which the Company has or had any rights is in material compliance with all applicable terms and requirements of such Contract;

                            (iii) to the Knowledge of the Sellers and the
Company, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                            (iv) the Company has not given to or received from
any other Person, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

                       (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

                       (f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

                       (g) The Company has provided to Buyer true, complete and correct copies of the Contracts set forth in this Section 3.17.

                  3.18 INSURANCE

                       (a) Sellers have delivered to Buyer:

                           (i) true and complete copies of all policies of
insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time within the three years preceding the date of this Agreement;

                           (ii) true and complete copies of all pending
applications for policies of insurance; and

                           (iii) any statement by the auditor of the Company's
financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

                       (b) Part 3.18(b) of the Disclosure Letter describes:

                           (i) any self-insurance arrangement by or affecting
the Company, including any reserves established thereunder;

                           (ii) any contract or arrangement, other than a policy
of insurance, for the transfer or sharing of any risk by the Company; and

                           (iii) all obligations of the Company to third parties
with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

                       (c) Part 3.18(c) of the Disclosure Letter sets forth, by year, for the current policy year and each of the three preceding policy years:

                           (i) a summary of the loss experience under each
policy;

                           (ii) a statement describing each claim under an
insurance policy for an amount in excess of $15,000, which sets forth:

                                (A) the name of the claimant;

                                (B) a description of the policy by insurer, type
of insurance, and period of coverage; and

                                (C) the amount and a brief description of the
claim; and

                           (iii) a statement describing the loss experience for
all claims that were self-insured, including the number and aggregate cost of such claims.

                       (d) Except as set forth on Part 3.18(d) of the Disclosure
Letter:

                           (i) All policies to which the Company is a party or
that provide coverage to the Company:

                               (A) are valid, outstanding, and enforceable;

                               (B) are issued by an insurer that is financially
sound and reputable;

                               (C) taken together, provide adequate insurance
coverage for the assets and the operations of the Company for all risks normally insured against by a Person carrying on the same business or businesses as the Company;

                               (D) are sufficient for compliance with all Legal
Requirements and Contracts to which the Company is a party or by which any of them is bound;

                               (E) will continue in full force and effect
following the consummation of the Contemplated Transactions; and

                               (F) do not provide for any retrospective premium
adjustment or other experienced-based liability on the part of the Company.

                       (ii) The Company has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                       (iii) The Company has paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which the Company is a party or that provides coverage to the Company or director thereof.

                       (iv) The Company has given notice to the insurer of all threatened claims that may be insured thereby.

                  3.19 ENVIRONMENTAL MATTERS

                  Except as set forth in part 3.19 of the disclosure letter:

                  (a) The Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. No Seller or the Company has any reasonable basis to expect, nor has any of them or to the Knowledge of the Sellers or the Company, any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from
(i) any Governmental Body or private citizen acting in the public interest, or
(ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or the Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Sellers, the Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (b) There are no pending or, to the Knowledge of Sellers and the Company, Threatened claims, Proceedings, Encumbrances, or other restrictions of any nature, relating to any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which Sellers or the Company has or had an interest.

                  (c) No Seller or the Company has any reasonable basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any

Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Sellers, the Company, or, to the Knowledge of the Company and Sellers, any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (d) To the Knowledge of the Sellers and the Company, no Seller or the Company, or any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which Sellers or the Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

                  (e) To the Knowledge of the Sellers and the Company, there are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. No Seller, the Company, any other Person for whose conduct they are or may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or the Company has or had an interest.

                  (f) To the Knowledge of the Sellers and the Company, there has been no Release or Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which Sellers or the Company has or had an interest, or any geologically or hydrologically adjoining property, whether by Sellers, the Company, or any other Person.

                  (g) Sellers have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Sellers or the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Sellers, the Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

                  (h) There are no underground or above-ground storage tanks, incinerators or surface impoundments at, on, or about under or within any real property operated or controlled, in whole or in part by the Company.

                  3.20 EMPLOYEES

                  (a) The Company has previously delivered to the Buyer a complete and accurate list of the following information for each employee or director of the Company, (which information is not materially different from the date hereof) including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since December 31, 1996; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

                  (b) No employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Company by any such employee or director. To Sellers' knowledge, no director, officer, or other key employee of the Company intends to terminate his employment with the Company.

                  (c) The Company has previously delivered to the Buyer a complete and accurate list of the following information for each retired employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

                  3.21 LABOR RELATIONS; COMPLIANCE

                  The Company has not been or is a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and to Sellers' knowledge there is not threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or its premises, or (c) any application for certification of a collective bargaining agent. To Sellers' knowledge no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. The Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

                  3.22 INTELLECTUAL PROPERTY

                  (a) INTELLECTUAL PROPERTY ASSETS--The term "Intellectual Property Assets" includes:

                      (i) the name Company's, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                      (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");

                      (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights");

                      (iv) all rights in mask works (collectively, "Rights in Mask Works"); and

                      (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by the Company as licensee or licensor.

                  (b) AGREEMENTS--Part 3.22(b) of the Disclosure Letter contains a complete and accurate list and summary description, including any royalties paid or received by the Company, of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $15,000 under which the Company is the licensee. There are no outstanding and, to Sellers' knowledge, no threatened disputes or disagreements with respect to any such agreement.

                  (c) KNOW-HOW NECESSARY FOR THE BUSINESS

                      The Intellectual Property Assets are all those necessary for the operation of the Company's business as they are currently conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

                  (d) Trademarks

                      (i) Part 3.22(d) of Disclosure Letter contains a complete and accurate list and summary description of all Marks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                      (ii) All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                      (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Sellers' Knowledge, no such action is Threatened with the respect to any of the Marks.

                      (iv) To Sellers' Knowledge, there is no potentially interfering trademark or trademark application of any third party.

                      (v) No Mark is infringed or, to Sellers' Knowledge, has been challenged or threatened in any way. None of the Marks used by any Acquired Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                      (vi) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

                  (e) Copyrights

                      (i) Part 3.22(f) of the Disclosure Letter contains a complete and accurate list and summary description of all Copyrights. The Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                      (ii) All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

                      (iii) No Copyright is infringed or, to Sellers' Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                      (iv) All works encompassed by the Copyrights have been marked with the proper copyright notice.

                  (f) TRADE SECRETS

                      (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                      (ii) Sellers and the Company have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

                      (iii) To its Knowledge, the Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to Sellers' knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than one or more of the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

                  3.23 CERTAIN PAYMENTS

                  The Company or any director, officer, agent, or employee of the Company, or to Sellers' knowledge any other person associated with or acting for or on behalf of the Company, has not directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business,
(ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

                  3.24 DISCLOSURE

                  (a) No representation or warranty of Sellers in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                  (b) No notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

                  (c) There is no fact known to either Seller that has specific application to either Seller or the Company (other than general economic or industry conditions) and that materially adversely affects or, as far as either Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company (on a consolidated basis) that has not been set forth in this Agreement or the Disclosure Letter.

                  3.25 RELATIONSHIPS WITH RELATED PERSONS

                  Except as set forth on Part 3.22, no Seller or any Related Person of Sellers or of the Company has had any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's business. No Seller or any Related Person of Sellers or of the Company is, or since has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company. Except as set forth in Part 3.25 of the Disclosure Letter, no Seller or any Related Person of Sellers or of the Company is a party to any Contract with, or has any claim or right against the Company.

                  3.26 BROKERS OR FINDERS

                  Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         4. REPRESENTATIONS AND WARRANTIES OF ACQUISITION AND BUYER

                  Acquisition and Buyer (the "Buyer Companies") jointly and severally represent and warrant to Sellers as follows:

                  4.1 ORGANIZATION; POWER; QUALIFICATION

                  Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Acquisition and Buyer has the corporate power and authority to own or lease and operate its properties to carry on its business as now being conducted, and is duly qualified and in good standing and authorized to do business as a foreign corporation in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization except where the failure to so qualify would not have a material adverse effect on the Buyer and Acquisition, taken as a whole.

                  4.2 AUTHORITY

                  Each of Acquisition and Buyer has the corporate power and has taken all necessary corporate action to authorize Acquisition or Buyer as the case may be, to execute, deliver and perform the Agreement and to consummate the transactions contemplated thereby. The execution and delivery by each of Acquisition and Buyer of this Agreement, the Escrow Agreement and the Employment Agreement to which each is a party constitutes the valid and legally binding obligation of Acquisition or Buyer, as the case may be, enforceable in accordance with the documents' terms, except as maybe limited by bankruptcy, insolvency or other laws effecting creditors' rights generally.

                  4.3 CERTAIN PROCEEDINGS

                  There is no pending Proceeding that has been commenced against Buyer or Acquisition and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the contemplated transactions. To Buyer's and Acquisition's knowledge, no such proceeding has been threatened.

                  4.4 BROKERS OR FINDERS

                  Buyers and Acquisition and their officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Company and Sellers harmless from any such payment alleged to be due by or through Buyer or Acquisition as a result of the action of Buyer and Acquisition or their officers or agents.

                  4.5      INITIAL PUBLIC OFFERING

                  Buyer represents that it presently intends to offer its shares of Common Stock in an Initial Public Offering and Buyer shall use its reasonable best efforts to proceed with such securities transaction, provided, however, that there can be no assurance that Buyer will successfully complete such transaction.

         5. COVENANTS OF SELLERS AND COMPANY PRIOR TO CLOSING DATE

                  5.1 ACCESS AND INVESTIGATION

                  Between the date of this Agreement and the Closing Date, Sellers will, and will cause Company and their Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") full and free access to the Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

                  5.2 OPERATION OF THE BUSINESSES OF THE COMPANY

                  Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to:

                      (a) conduct the business of the Company only in the Ordinary Course of Business;

                      (b) use their Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

                      (c) confer with Buyer concerning operational matters of a material nature; and

                      (d) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of the Company.

                  5.3 NEGATIVE COVENANT

                  Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers will not, and will cause the Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section
3.16 is likely to occur.

                  5.4 REQUIRED APPROVALS

                  As promptly as practicable after the date of this Agreement, Sellers will, and will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining any required consents.

                  5.5 NOTIFICATION

                  Between the date of this Agreement and the Closing Date, each Seller will promptly notify Buyer in writing if such Seller or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Sellers' representations and warranties as of the date of this Agreement, or if such Seller or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyer a supplement to the Disclosure Letter specifying such change. During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this
Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

                  5.6 NO NEGOTIATION

                  Until such time, if any, as this Agreement is terminated pursuant to Section 9, Sellers will not, and will cause the Company and each of their Representatives not to, directly or indirectly solicit, initiate, encourage, accept or discuss any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving any Acquired Company. Seller and the Company will promptly notify Buyer of any such inquiries or proposals.

                  5.7 BEST EFFORTS

                  Between the date of this Agreement and the Closing Date, Sellers and the Company will use their Best Efforts to cause the conditions in Sections 6 and 7 to be satisfied.

         6.       CONDITIONS PRECEDENT TO BUYER'S AND ACQUISITION'S OBLIGATION
                  TO CLOSE

                  Buyer's and Acquisition's obligation to consummate the Merger and to take the other actions required to be taken by Buyer and Acquisition at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer and Acquisition, in whole or in part):

                  6.1 ACCURACY OF REPRESENTATIONS

                  All of Sellers' and Company's representations and warranties in this Agreement must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

                  6.2 SELLERS' PERFORMANCE

                  (a) All of the covenants and obligations that Sellers and Company are required to perform or to comply with pursuant to this Agreement at or prior to the Closing, and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

                  (b) There shall be delivered at Closing (i) the Sellers' Releases, in the form of Exhibit 6.2(b)(i), executed by Sellers, (ii) the Employment Agreements with Yancey S. Jones and M. Addison Jones, Jr. in the form of Exhibit 6.2(b)(ii) executed by Yancey S. Jones and M. Addison Jones, Jr.,
(iii) the Escrow Agreement in the form of Exhibit 6.2(b)(iii) executed by Sellers, (iv) the certificate executed by Sellers and an officer of the Company representing to Buyer and Acquisition that each of the Sellers' and Company's representations and warranties in this Agreement was accurate in all respects as to the date of this Agreement and is accurate in all respects as of the Closing as if made on the Closing Date, and (v) each of the other covenants and obligations in the Agreement must have been performed and complied with in all respects.

                  6.3 CONSENTS

                  Each of the consents identified in subparts 3.2 of the Disclosure Letter, must have been obtained and must be in full force and effect.

                  6.4 ADDITIONAL DOCUMENTS

                  Each of the following documents must have been delivered to
Buyer:

                     (a) an opinion of Cantor Arkema & Edmonds, dated the Closing Date;

                     (b) such other documents as Buyer or its counsel may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 7.4(a), (ii) evidencing the accuracy of any of Sellers' representations and warranties, (iii) evidencing the performance by Seller, the Company, or the compliance by Seller or the Company with, any covenant or obligation required to be performed or complied with by such party,
(iv) evidencing the satisfaction of any condition referred to in this Section 6, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.


                  6.5 NO GUARANTOR

                  At Closing the Company shall not be a guarantor of any obligations under any Mega loan agreement or any other agreement as to which Mega is a party.

                  6.6 NO PROCEEDINGS

                  Since the date of this Agreement, there must not have been commenced or Threatened against Buyer or Acquisition, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

                  6.7 NO CLAIM REGARDING STOCK OWNERSHIP OR MERGER PROCEEDS

                  There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Merger consideration.

                  6.8 NO PROHIBITION

                  Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

                  6.9 NO INJUNCTION

                  No preliminary or permanent injunction or other order by any federal or state court preventing or consummation of the transactions contemplated in this Agreement has been issued and continues in effect, and this Agreement and the transactions contemplated hereby are not prohibited under any applicable federal or state law or regulation.

         7.       CONDITIONS PRECEDENT TO SELLERS' AND THE COMPANY'S
                  OBLIGATION TO CLOSE

                  Sellers' and the Company's obligation to consummate the merger and to take the other actions required to be taken by Sellers and the Company at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

                  7.1 ACCURACY OF REPRESENTATIONS

                  All of Buyer's and Acquisition's representations and warranties in this Agreement must have been accurate in all respects as of the date of this Agreement and must be accurate in all respects as of the Closing Date as if made on the Closing Date.

                  7.2 BUYER'S AND ACQUISITION'S PERFORMANCE

                     (a) All of the covenants and obligations that Buyer and Acquisition are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                      (b) Buyer must have delivered the Employment Agreements and Escrow Agreement.

                  7.3 ADDITIONAL DOCUMENTS

                  Buyer and Acquisition must have caused the following documents to be delivered to Sellers:

                  (a) an opinion of Atlas, Pearlman, Trop & Borkson, P.A., dated the Closing Date; and

                  (b) such other documents as Sellers may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in
Section 6.3(a), (ii) evidencing the accuracy of any representation or warranty of Buyer or Acquisition, (iii) evidencing the performance by Buyer or Acquisition of, or the compliance by Buyer or Acquisition with, any covenant or obligation required to be performed or complied with by Buyer or Acquisition,
(iv) evidencing the satisfaction of any condition referred to in this Section 7, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

                  7.4 GUARANTY

                  Buyer shall have (i) released, (ii) made provision for release, or (iii) agreed to indemnify Sellers from the personal guaranties set forth on Schedule 7.4.

         8.       TERMINATION

                  8.1 TERMINATION EVENTS

                  This Agreement may, by notice given prior to or at the Closing, be terminated:

                      (a) by either Buyer and Acquisition or Sellers and the Company if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

                      (b) (i) by Buyer and Acquisition if any of the conditions in Section 6 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers and Company, if any of the conditions in Section 7 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers and Company to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

                      (c) by mutual consent of Buyer and Acquisition and Sellers and the Company; or

                      (d) by either Buyer and Acquisition or Sellers and the Company if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before September 1, 1998, or such later date as the parties may agree upon.

                      A party's right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement terminate, except the obligations in Section 10.1 and 10.3 will survive; provided, however, that if this Agreement is terminated by a party because of a breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

         9.       INDEMNIFICATION; REMEDIES

                  9.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY
KNOWLEDGE

                  All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter and any of the supplements thereto, and any other certificate or document delivered pursuant to this Agreement will, subject to Section 9.4, survive the Closing until March 31, 2000. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. Each party has the right to rely on the representations and warranties of the other party. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.


                  9.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS

                  Sellers jointly and severally will indemnify and hold harmless Buyer, the Surviving Corporation, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' and other professional fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                       (a) any Breach of any representation or warranty made by Sellers in this Agreement, giving effect to any supplement to Disclosure Letter, the Disclosure Letter and any of the supplements thereto, or any other certificate or document delivered by Sellers pursuant to this Agreement;

                       (b) any Breach by either Seller of any covenant or obligation of such Seller in this Agreement;

                       (c) any product shipped or manufactured by, or any services provided by, the Company prior to the Closing Date;

                       (d) any matter not disclosed in the Disclosure Letter; or

                       (e) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Sellers or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

                  The remedies provided in this Section 9.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

                  9.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

                  Buyer will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.


                  9.4 TIME LIMITATIONS

                  If the Closing occurs, Sellers will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 3.3, 3.11, 3.13, and 3.19, unless on or before March 31, 2000, Buyer notifies Sellers of a claim specifying the factual basis of that claim. A claim with respect to Section 3.3, 3.11, 3.13, or 3.19, may be made at any time prior to the applicable statute of limitations with respect to such matter. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before March 31, 2000, Sellers notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

                  Notwithstanding any conflicting or inconsistent provisions hereof, no party shall be liable in damages, indemnity or otherwise to another party in respect to the inaccuracy or breach of any representations, warranties, covenants or agreements herein except to the extent that Damages to the aggrieved party caused by such inaccuracy or breach exceed the sum of Fifty Thousand Dollars ($50,000). Furthermore, that Sellers' aggregate liability hereunder shall in no event exceed Five Million Dollars ($5,000,000).

                  9.5 ESCROW; RIGHT OF SET-OFF

                  Upon written agreement by the Sellers or on a final decision by a court of competent jurisdiction, Buyer may set off any amount to which it may be entitled under this Section 9 against amounts otherwise payable under the Employment Agreement or the Escrowed Shares. Neither the exercise of nor the failure to exercise such right of set-off will not constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

                  9.6 PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

                      (a) Promptly after receipt by an indemnified party under Sections 9.2, 9.4, or to the extent provided in the last sentence of Section 9.3, Section 9.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                      (b) If any Proceeding referred to in Section 9.7(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 9 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                      (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                      (d) Sellers hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such

Proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

                  9.7 PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

                  Subject to Section 9.4, a claim must be asserted by notice to the party from whom indemnification is sought by March 31, 2000.

         10.      GENERAL PROVISIONS

                  10.1 EXPENSES

                  Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants, provided Buyer shall bear the costs of the preparation of the Company's audited financial statements for the year ended September 30, 1997, and for the periods ending December 31, 1997 and 1998.

                  10.2     PUBLIC ANNOUNCEMENTS

                  Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Sellers shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyer will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

                  10.3 CONFIDENTIALITY

                      (a) Between the date of this Agreement and the Closing Date, Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence, and not use to the detriment of another party or the Company any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

                      (b) If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request. Whether or not the Closing takes place, Sellers and Company waive, any cause of action, right, or claim arising out of the access of Buyer or its representatives to any trade secrets or other confidential information of the Company except for the intentional competitive misuse by Buyer of such trade secrets or confidential information.

                  10.4 NOTICES

                  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Sellers:                   The Supply Room Companies, Inc.
                           4103 West Clay Street
                           Richmond, Virginia 23230
Attention:                 Yancey S. Jones
Facsimile No.:             (804) 213-0761

with a copy to:            Cantor Arkema & Edmonds, P.C.
                           823 Main Street
                           Richmond, Virginia 23204
Attention:                 Grant S. Grayson, Esq.
Facsimile No.:             (804) 225-8706

Buyer or Acquisition:      Office Center Corporation
                           38 East 32nd Street
                           New York, New York 10015
Attention:                 Robert J. Gillon, Jr.

with a copy to:            Atlas, Pearlman, Trop & Borkson, P.A.
                           200 East Las Olas Boulevard, Suite 1900
                           Fort Lauderdale, Florida 33301
Attention:                 Joel D. Mayersohn, Esq.

                  10.5 FURTHER ASSURANCES

                  The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

                  10.6 WAIVER

                  The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

                  10.7 ENTIRE AGREEMENT AND MODIFICATION

                  This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

                  10.8 DISCLOSURE LETTER

                      (a) The disclosures in the Disclosure Letter, and those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

                      (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

                  10.9 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

                  Neither party may assign any of its rights under this Agreement without the prior consent of the other parties except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

                  10.10 SEVERABILITY

                  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                  10.11 SECTION HEADINGS, CONSTRUCTION

                  The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

                  10.12 TIME OF ESSENCE

                  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

                  10.13 GOVERNING LAW

                  This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

                  10.14 COUNTERPARTS

                  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER:                                            SELLERS:

OFFICE CENTRE CORPORATION                         /s/ Yancey S. Jones
                                                  ---------------------------
                                                  YANCEY S. JONES

By:/s/ Robert J. Gillon, JR.
   ------------------------------
     Name: ROBERT J. GILLON, JR.                  /s/ M. Addison Jones, Jr.
     Title:                                       ---------------------------
                                                  M. ADDISON JONES, JR.


VA ACQUISITION:

OFFICE CENTRE RICHMOND (Virginia)


By:/s/ R. J. Gillon, Jr.
   ------------------------------
     Name: ROBERT J. GILLON, JR.
     Title:


ACQUISITION:

OFFICE CENTRE RICHMOND
(Delaware)


By:/s/ R. J. Gillon, Jr.
   ------------------------------
     Name: ROBERT J. GILLON, JR.
     Title:


COMPANY:

THE SUPPLY ROOM COMPANIES,
INC.


By:/s/ Yancey S. Jones
   ------------------------------
     Name: YANCEY S. JONES
     Title: PRESIDENT

                        THE SUPPLY ROOM COMPANIES, INC.


                                   EXHIBITS
                                   --------

Exhibit 6.2(b)(i)     Employment Agreement


                                  SCHEDULES
                                  ---------

Schedule A            Rent Schedule for 4103 West Clay Street
Schedule 3.2          Authority; No Conflict
Schedule 3.3          Capitalization
Schedule 3.6          Real Property
Schedule 3.8          Accounts Receivable
Schedule 3.11         Taxes
Schedule 3.13         Employee Benefits
Schedule 3.14         Compliance with Legal Requirements;
                      Governmental Authorizations
Schedule 3.15         Legal Proceedings; Orders
Schedule 3.16         Absence of Certain Changes and Events
Schedule 3.17         Contracts; No defaults
Schedule 3.18         Insurance
Schedule 3.20         Employees
Schedule 3.25         Relationships with Related Persons

     The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.